Exhibit 10.2

ACKNOWLEDGEMENT AND WAIVER AGREEMENT

This Agreement is made and entered into as of February 12, 2004, by and among Andrea Electronics Corporation, a New York corporation (the “Company”) and the undersigned Investors (the “Investors” and each an “Investor”).

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Company’s Certificate of Amendment of the Certificate of Incorporation of the Company for the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), as filed with the Secretary of State of the State of New York on October 6, 2000 (the “Certificate of Amendment”).

WHEREAS, the Investors wish to purchase from HFTP Investment L.L.C. (“HFTP”) 582.887593 shares of Series C Preferred Stock (the “Preferred C Shares”) and in connection therewith to have assigned to the Investors all of the rights, and the Investors will assume all of the obligations of HFTP, with respect to certain agreements between the Company and HFTP in connection with the Series C Preferred Stock, to wit:

(i) The Securities Purchase Agreement dated as of October 5, 2000, (ii) a Waiver and Acknowledgement, dated as of August 27, 2001, (iii) an Acknowledgement and Agreement dated as of March 28, 2002, (iv) a Waiver Agreement dated as of March 28, 2002, (v) a Securities Agreement dated as of March 28, 2002 (the “Security Agreement”), (vi) a Pledge Agreement dated as of March 28, 2002 (the “Pledge Agreement”) and (vii) an Agreement dated as of January 6, 2003, which agreements together with the Certificate of Amendment, collectively are referred to in this Agreement as the “Series C Documents;” and

WHEREAS, in exchange for the removal of the adverse effect of certain provisions of the Series C Preferred Stock and the Security Agreement and the Pledge Agreement, the Company wishes to permit Investors to purchase the Preferred C Shares from HFTP and to effect a sale of Common Stock at a price which will cause the Conversion Price of Preferred C Shares to be permanently reset to a price negotiated by the parties, and the Company and the Investors wish to effect the other actions set forth herein.

NOW THEREFORE, in connection of the premises, mutual premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Agreements by Company.

(a) The Company hereby agrees and consents, and waives any objection, to the assignment of the Series C Documents by HFTP to the Investors and the assumption by the Investors of the rights and obligations of HFTP thereunder.

(b) As of the Closing, contingent upon the assignment of the Series C Documents to Investors, the Company has issued and sold to a third party purchaser one hundred (100) shares (the “Purchased Shares”) of common stock, (the “Common Stock”) par value $0.01 per share, of the Company at a purchase price of $0.2551 per share. The Closing shall be 10:00 am Central Time on February 13, 2004.

(c) The Company agrees not to exercise any right it has pursuant to the Certificate of Amendment to redeem Preferred C Shares.

(d) The Company has caused to be delivered to the Investors an opinion of Anslow & Jaclin regarding the matters set forth in Exhibit I hereto.

(e) At the Closing and the delivery to the Company by the Investors as of such Closing, as required by Section 2(d) hereof, of the certificates for the Preferred C Shares, together with requisite transfer authority for the transfer of such Preferred C Shares to the Investors, the Company will deliver to the respective Investors certificates for Preferred C Shares in accordance with the information on the Schedule of Investors attached as Exhibit II hereto.

(f) The Company agrees to submit to its stockholders at its next annual meeting of stockholders a proposal to amend the Certificate of Incorporation of the Company to delete Article XX Limitation On Beneficial Ownership from the Certificate of Amendment of the Certification of Incorporation regarding the Series C Preferred Stock.

2. Agreements by the Investors.

The Investors, severally and not jointly, hereby agree to the following, to be effective as of the Closing:

(a) Termination of Security Agreement. The Investors covenant and agree (i) that the Security Agreement is hereby terminated and cancelled and of no further force and affect, (ii) that the Investors hereby appoint the Company as their agent to file any UCC-3 termination statements terminating any UCC financing statements reflecting the security interest in the Collateral (as defined in the Security Agreement), and to take any other actions on their behalf necessary to terminate such security interest, (iii) that the Investors shall deliver to the Company at the time of execution of this Agreement UCC-3 termination statements from HFTP regarding the security interest in the Collateral, and (iv) the Investors shall execute all other documents, if any, necessary or appropriate to terminate the security interest evidenced by the Security Agreement.

(b) Termination of Pledge Agreement. The Investors covenant and agree that the Pledge Agreement is hereby terminated and cancelled and has no further force or effect; and the Investors agree to execute any additional documents which may be required for such purpose and promptly to deliver or cause to be delivered any assets held pursuant to Pledge Agreement to the Company.

(c) Agreement Regarding Series C Preferred Stock. Each of the Investors as a holder of Preferred C Shares hereby covenants and agrees that:

(i) Holders of Preferred C Shares shall not have any right to require the Company to redeem Preferred C Shares pursuant to the Series C Documents, and no such holder shall exercise any option in the Series C Documents to require the Company to redeem all or any portion of such Investor’s Preferred C Shares; provided, however, that an Investor shall retain any right under the Series C Documents to elect to cause the Company to redeem Preferred C Shares under the following circumstances:

(A) The Company fails to deliver to an Investor Conversion Shares within 10 days of the Conversion Date on which such Investor satisfied the requirements for conversion of Preferred C Shares, which the Company legally may issue to such Investor; and

(B) The Company redeems or repurchasers any Common Stock or other equity security junior to the Preferred C Shares in contravention of the rights of the Preferred C Shares.

(ii) upon conversion of any Preferred C Shares, the converting Investor shall cause to be returned to the Company for cancellation, or not to be issued, any shares of Common Stock issuable upon such conversion as a result of any Additional Amount (as defined in the Certificate of Amendment) arising after the date hereof.

(iii) Each of the Investors agrees not to elect a Maturity Alternate Price, (as defined in the Certificate of Amendment) as the Conversion Price upon conversion of any Preferred C Shares.

(iv) Each of the Investors hereby agrees that there shall not be any adjustment (hereafter referred to as a “D Preferred Stock Adjustment”) to the Conversion Price of the Preferred C Shares as a result of any subsequent purchase by the Investors of shares of Series D Convertible Preferred Stock (“Series D Shares”) from the Company, the Conversion Price for the conversion of Series D Shares into Common Stock, or the exercise price of Warrants issued by the Company in conjunction with the issuance of Series D Shares. Thus, each of the Investors hereby agrees that in connection with any conversion of the Preferred C Shares, the Company shall only be obligated to issue and deliver that number of shares of Common Stock which would be deliverable upon such conversion without giving any effect to any D Preferred Stock Adjustment.

(v) Each Investor hereby agrees that it shall not sell or transfer or permit the transfer of any of its Preferred C Shares to any transferee unless such transferee agrees in writing for the benefit of the Company, which writing is delivered to the Company at the time of such transfer to be bound by the agreements and obligations under this Agreement, including this restriction on the transfer of the Preferred C Shares. Nothing in this Section 2(c)(iv), however, prevents the conversion of the Preferred C Shares by an Investor and the sale or transfer of the shares of Common Stock received by such Investor upon such conversion.

(vi) Each Investor acknowledges and agrees that the certificate for Preferred C Shares shall include a legend reflecting the restriction on transfer provided in Section 2(iv).

(vii) Each of the Investors hereby agrees that no adjustment to the terms, including the Conversion Price or Conversion Rate, as set forth in the Certificate of Amendment to the Company’s Certificate of Incorporation governing the Series C Preferred Stock, is required as a result of an exchange of Preferred C Shares by HFTP with the Company for shares of Common Stock prior to or concurrently with the Investors’ purchase of Preferred C Shares from HFTP.

(d) At the Closing, the Investors will deliver to the Company the certificates for the Preferred C Shares, together with requisite transfer authority and instructions to issue new certificates for Preferred C Shares registered in the names of the respective Investors in accordance with the information on Schedule II attached hereto.

(e) Each Investor, for itself, agrees with and for the benefit of the Company that such Investor will not transfer, sell or convey, either directly or indirectly, Series C Preferred Shares, Series C Conversion Shares and derivatives of Series C Conversion Shares during any calendar week in an amount greater than such Investor’s proportionate share of twenty five percent (25%) of the volume of the Common Stock as reported by Bloomberg L.P. for any such calendar week. Each Investor’s proportionate share shall be a fraction, the numerator of which is the amount of Series C Preferred Shares purchased by an Investor from HFTP and the denominator of which is the total amount of Series C Preferred Shares purchased from HFTP by all Investors. The foregoing sales limitation shall not apply to sales effected as per Common Stock prices greater than sixty cents ($.60). The Company may waive the foregoing sales limitation as to all, but not less than all Investors.

3. Investor Representations and Warranties

Each Investor severally represents and warrants that:

(a) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and is a valid and binding agreements of such Investor, enforceable against such Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) Independent Actions. Each of the Investors has and is acting separately and independently with respect to its purchase of Preferred C Shares, and the execution of this Agreement, and is not an “affiliate” of any other Investor (as defined by Rule 144(a) under the 1933 Act), or acting in concert with, any other Investor in connection with such purchase of Preferred C Shares, execution of this Agreement, or any negotiation with respect to a possible future investment in the Company as contemplated by this Agreement.

(c) Information. Each Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Series C Preferred Stock which have been requested by such Investor. Such Investor is aware of the SEC Documents, including the disclosures regarding risks included in the SEC Documents. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement below. Such Investor understands that its investment in the Preferred C Shares involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred C Shares and this Agreement.

(d) Series C Preferred Stock. The Investors, in the aggregate, as of the Closing, shall have purchased from HFTP and assumed the obligations of HFTP under the Series C Documents with respect to, and own of record and beneficially 582.887593 shares of Series C Preferred Stock.

(e) Accredited Investor Status. Each Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act or institutional investor as defined by Rule 144(a) under the 1933 Act

(f) Security Agreement. The investors as of the Closing shall be the assignees of the Security Agreement and the only persons entitled to the security interests covered by such Security Agreement and the Investors have full power and authority to terminate and cancel such Security Agreement.

(g) Pledge Agreement. The Investors as of the Closing shall be the assignees of the Pledge Agreement and the only persons entitled to the pledge of assets of the Company covered by such Pledge Agreement, and the Investors have full power and authority to terminate and cancel the Pledge Agreement and return, as of Closing, the pledged shares to the Company.

(h) Non-Affiliation with HFTP or the Company. Each Investor is not and has not been an “affiliate” of HFTP or the Company (within the meaning of Rule 144(a)(1) under the 1933 Act.

(i) The Investors as of the Closing shall have obtained from HFTP UCC-3 termination statements terminating any UCC financing statements reflecting HFTP’s security interest in the Collateral (as defined in the Security Agreement).

4. Representations and Warranties of The Company.

The Company represents and warrants to the Investors that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement or to perform its obligations with respect to the Series C Preferred Stock.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to issue the Securities in accordance with the terms hereof and no further consent of authorization is required by the Company, its Board of Directors or its stockholders for the issuance of (or the obligation to issue) the Securities and (ii) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Authorized Securities. The Company has sufficient authorized and unissued shares of Common Stock to issue the Purchased Shares.

(d) Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Company’s Certificate of Incorporation.

(e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the performance by the Company of its obligations under this Agreement will not (i) result in a violation of the Company’s Certificate of Incorporation, the Certificate of Amendment, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of (i) its Certificate of Incorporation, any Certificate of Amendment, preferences and rights of any outstanding series of preferred stock or By-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violation would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and the securities laws of the State of New York and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with its terms.

(f) Absence of Certain Changes. Except as disclosed in reports filed by the Company with the SEC under the 1934 Act or in Schedule 3(f), since December 31, 2002 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities results of operations of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently propose to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any actual knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(g) Absence of Litigation. Except as disclosed in Schedule 3(g), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which would have a Material Adverse Effect. Except as set forth in Schedule 3(g), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

(h) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(j) Application of Takeover Protections. Assuming that the Investors, including acting in concert with others, have no present intention to exercise control over, takeover or participate in a takeover of the Company, the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations under this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(k) Rights Agreement. Assuming that Investors, including acting in concert with others, have no present intention to exercise control over, takeover or participate in a takeover of the Company and so long as the proviso to the first sentence of Section IV(A) of the Certificate of Amendment remains in full force and effect, the Company specifically represents, warrants and agrees that, (i) in accordance with that certain Rights Agreement dated as of April 23, 1999 (the “Rights Plan”) between the Company and Continental Stock Transfer & Trust Company, as the Rights Agent thereunder, regardless of the number of Conversion Shares of which an Investor is deemed the Beneficial Owner (as defined in the Rights Plan), an Investor is not intended to be nor will be deemed to be an Acquiring Person within the meaning of the Rights Plan because of the acquisition of the Securities pursuant to this Agreement, and (ii) the acquisition of the Securities pursuant to this Agreement, shall not, under any circumstances, trigger a Distribution Date within the meaning of the Rights Plan; provided, however, that only Securities acquired pursuant to this Agreement shall be deemed excluded from the number of shares of Common Stock deemed beneficially owned by Investors in determining whether an Investor is an Acquiring Person within the meaning of the Rights Plan.

(l) Conversion Price. The Company acknowledges and agrees that pursuant to the Certificate of Amendment governing the Series C Preferred Stock, the sale of the shares of Common Stock under this Agreement will cause an adjustment to the Conversion Price of the Preferred C Shares to the sales price for such Purchased Shares to the extent such sales price is less than the applicable Conversion Price immediately prior to the sale of the Purchased Shares.

(m) Holding Period of Preferred C Shares. The Company also acknowledges and agrees that HFTP purchased the Preferred C Shares directly from the Company on October 10, 2000 and has held the Preferred C Shares continuously since such date. The Company further acknowledges and agrees that HFTP has represented to it as of the date hereof that it is not an affiliate of the Company. In addition, the Company has delivered to the Investors, as of the date hereof, the opinion of Anslow & Jaclin, LLP, Freehold, New Jersey to the effect that HFTP is not an affiliate of the Company and the Investors are entitled to tack the holding period of HFTP of the Preferred C Shares sold by HFTP to the Investors to the Investors own holding period for those shares for purposes of the holding period requirements of Rule 144(d) under the 1933 Act. The Company agrees not to take any position contrary to such representation and opinion with respect to the Investors’ holding of the Preferred C Shares.

(n) Conversion Limitations of Series C Preferred Stock. The Company acknowledges that the provisions of the Series C Documents and the Certificate of Amendment of the Certificate of Incorporation setting forth the terms of the Series C Preferred Stock that impose limitations on the amount of Preferred C Shares that may be converted into Common Stock at any time by a holder of Preferred C Shares only apply to each holder, of record or beneficially, of Preferred C Shares and its affiliates, and such a holder is not required to aggregate its ownership of Company securities with the ownership of Company securities by any other holder of Preferred C Shares (not an affiliate of it or acting in concert with it) for purposes of the limitations on conversion of Preferred C Shares into Common Stock by a holder thereof set forth in the Certificate of Amendment; and the Company agrees that it shall not take a position contrary to such application of those conversion limitations. Thus, based on the representations of the Investors in Section 3(h) of this Agreement, none of the Investors would have to aggregate its ownership of Company securities with ownership of such securities of HFTP for purposes of calculating a conversion limitation governing the Preferred C Shares.

(o) The Company acknowledges its obligation in accordance with the Series C Documents to issue shares of its Common Stock upon the conversion of Preferred C Shares by the Investors. As of the transfer of the Preferred C Shares by HFTP to the Investors, there were no defaults in the obligations of a holder of Preferred C Shares which are assumed by the Investors, the rights of the Investors to the rights and obligations of the Preferred C Shares in accordance with the Series C Documents is not impaired in any way, and the Company does not have any defenses to its obligations under the Series C Documents against those rights and obligations of the Investors.

(p) The Company has obtained the approval of its stockholders to the extent required by applicable rules and regulations of the American Stock Exchange for the issuance of Common Stock upon conversion of the Preferred C Shares in excess of the Exchange Cap (as defined in the Certificate of Amendment).

(r) Conversion Amount of the Series C Preferred Stock. The Conversion Amount of the Series C Preferred Stock, as defined in the Certificate of Amendment governing the Series C Preferred Stock is $11,671.233 per share of Series C Preferred Stock as of February 12, 2004.

5. Covenants.

(a) Filing of Form 8-K. On or before the second business day after the Closing Date, the Company shall submit a Form 8-K to the U.S. Securities and Exchange Commission describing the terms of this Agreement.

(b) Possible Future Investment. The Company and the Investors agree to negotiate in good faith to reach an agreement for purchases from the Company by the Investors, on a pro rata basis to their investments in Preferred C Shares, of an aggregate of $2,500,000 of equity securities of the Company, with a view towards achieving $1,250,000 of such investment within seven (7) days of the date hereof and the remainder upon receipt of approval by the Company’s stockholders or satisfaction of any other requirements imposed by the AMEX.

6. Conditions to the Company’s Obligations At Closing.

(a) The representations and warranties of the Investors shall be true and correct as of the date when made and as of the Closing as though made at that time and the Investors shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the Closing.

7. Conditions to the Investor’s Obligations At Closing.

(a) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

8. Governing Law; Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice, of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among the Investors and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the parties affected thereby, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon delivery by a nationally recognized delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Andrea Electronics Corporation
45 Melville Park Road
Melville, New York 11747
Telephone:	(516) 719-1800
Facsimile:	(516) 719-1824
Attention:	President, Chief Executive Officer

With a copy to:

Andrea Electronics Corporation
45 Melville Park Road
Melville, New York 11747
Telephone:	(516) 719-1800
Facsimile:	(516) 719-1824
Attention:	Executive Vice President, Chief Financial Officer

If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, attached as Exhibit I hereto, with copies to Investors’ representatives as set forth on the Schedule of Investors, attached as Exhibit I hereto, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The parties shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, any assignment by an Investor shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties and covenants of the Company and the Investors contained in Sections 3 and 4 and 5 shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Termination. In the event that the Closing shall not have occurred on or before February 13, 2004, unless extended, due to the Company’s or the Investors’ failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(l) Placement Agent. The Company and the Investors each acknowledge that they have not engaged any placement agent in connection with the sale and purchase, respectively, of the Purchased Shares.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies. Investors shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Andrea Electronics Corporation

By:	/s/ Paul E. Donofrio
Paul E. Donofrio
President and Chief Executive Officer

Investors:

ALPHA CAPITAL AKTIENGESELLSCHAFT

	By:	/s/ Konrad Adermann
Konrad Adermann
Director

CONGREGATION MISHKAN SHOLOM INCORPORATED

	By:	/s/ CONGREGATION MISHKAN SHOLOM INCORPORATED
[Name]
Chief Financial Officer

STONESTREET LIMITED PARTNERSHIP

	By:	/s/ Michael Funkelsten
Michael Funkelsten
President

GREENWICH GROWTH FUND LIMITED

	By:	/s/ Evan Schmenauer
Evan Schmenauer
Director

WHALEHAVEN FUNDS LIMITED

By:	/s/ Evan Schmenauer
Evan Schmenauer
Director

ELLIS INTERNATIONAL LTD.

By:	/s/ Wilheim Ungar
Wilheim Ungar
Officer

LONGVIEW EQUITY FUND, LP

By:	/s/ S. Michael Rudolph
S. Michael Rudolph
Investment Manager

LONGVIEW INTERNATIONAL EQUITY FUND, LP

By:	/s/ S. Michael Rudolph
S. Michael Rudolph
Investment Manager

LONGVIEW FUND LP

By:	/s/ S. Michael Rudolph
S. Michael Rudolph
General Partner

ENABLE GROWTH PARTNERS

By:	/s/ Mitch Levine
Mitch Levine
Managing Partner

REDWOOD CAPITAL PARTNERS, INC.

By:	/s/ Richard Rosenblum
Richard Rosenblum
President

CAMDEN INTERNATIONAL LTD.

By:	/s/ Deirdre McCoy
Deirdre McCoy
Director

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP

By:	/s/ Jonathan P. Knight
Jonathan P. Knight
Director

DOMINO INTERNATIONAL LTD.

By:	/s/ Anna Marie Lowe
Anna Marie Lowe
Director

PALISADES MASTER FUND, LP

By:	/s/ Discover Management LTD
Discover Management LTD
Authorized Signatory

LUCRATIVE INVESTMENTS

By:	/s/ Emmanuel Bloch
Emmanuel Bloch
General Attorney

EXHIBIT II

Schedule of Investors

Name	Number of Shares of Series C Preferred Stock
Alpha Capital Aktiengesellschaft
Congregation Mishkan Sholom Incorporated
Stonestreet Limited Partnership
Greenwich Growth Fund Limited
Whalehaven Funds Limited
Ellis International Ltd.
Longview Equity Fund, LP
Longview International Equity Fund, LP
Longview Fund LP
Enable Growth Partners
Redwood Capital Partners, Inc.
Camden International Ltd.
Gamma Opportunity Capital Partners, LP
Domino International Ltd.
Palisades Master Fund, LP
Lucrative Investments